Immediate    Karen L. Widmayer:  Media Contact
             (202) 729-1789
             Stephen Walsh:  Analyst Contact
             (202) 729-1764


CORRECTION -- CARRAMERICA ANNOUNCES 12% FFO GROWTH PER SHARE IN THIRD QUARTER
2000


Washington D.C. - November 3, 2000 - CarrAmerica Realty Corporation (NYSE:CRE) today reported third quarter Funds From Operations (FFO) from continuing operations of $56.3 million or $.75 per diluted share, a 12% increase over the same period in 1999. FFO for the nine month period ended September 30, 2000 was $165.3 million or $2.22 per diluted share as compared to $143.1 million or $1.90 per diluted share for the same period in 1999, a 17% increase.

  CarrAmerica President and Chief Executive Officer, Thomas A. Carr, commented, "Our property level performance continues to be strong and we have achieved added financial flexibility this year with the successful execution of our capital plan." Mr. Carr continued, "We believe CarrAmerica is very well positioned to grow our business in the coming year."

Same Store Occupancy Exceeds 97%; Rental Rate Growth Reaches 40%
----------------------------------------------------------------

  Performance of operating properties remains strong with an average occupancy of 97.1% at September 30, 2000. Property net operating income was $91.9 million for the third quarter, up 6% from the same period in 1999.

  Same store portfolio operating income during the quarter grew 6.6% on a GAAP basis and 7.0% on a cash basis over the same period in 1999. The occupancy rate for same store properties was 97.1% in the third quarter of 2000 as compared to 96.5% for third quarter 1999.

  Rental rates increased 40% on average on the rolling leases executed during the nine-month period ended September 30, 2000.

Development Update
------------------

  As of September 30, 2000, CarrAmerica and its affiliate, CarrAmerica Development, Inc., had approximately 796,000 square feet of wholly owned projects under development in seven of the Company's markets. Total cost of this development is expected to be approximately $149 million, of which $79

-CONTINUED-

CarrAmerica Release of November 6, 2000
Page Two

million had been invested as of September 30, 2000. This development pipeline is currently 100% leased or committed and the year-one unleveraged return on CarrAmerica's invested capital is expected to be approximately 11.8%.

  CarrAmerica or its affiliates own a partial interest in nine development projects totaling 1.3 million square feet under development in Austin, Dallas, Denver and Washington, D.C. The total cost of these projects is expected to be $253 million and the projects are currently 68% leased or committed.

  CarrAmerica and its affiliate, CarrAmerica Development, Inc., expect to commence an additional $117 million of new development in the fourth quarter of 2000. CarrAmerica's share of the total project costs for these developments is approximately $75 million.

  During the third quarter, CarrAmerica and its affiliates placed in service approximately 208,746 square feet of new office space in wholly owned projects with total project costs of approximately $29.1 million at an expected year-one unleveraged return on invested capital of approximately 11.3%. In addition, 89,587 square feet were placed in service in partially owned projects in which CarrAmerica owns approximately 35% on average, with total project costs of $22.1 million, and an average yield of 10.5%.

  During the third quarter, 231,838 square feet of new leases were executed in development projects both wholly owned and within joint ventures. Major lease transactions include:



Tenant                                        Property               Market       S.F.
-----------------------------------  --------------------------  --------------  ------
AT&T Broadband                       Dry Creek Corporate Center  Englewood, CO   92,356
Austin Ventures                      300 W. Sixth Street         Austin, TX      45,000
DGI Technologies                     Custer Court                Dallas, TX      30,000
Health Insurance Assn. of America    1201 F Street               Washington, DC  40,960
Icon                                 Parkway North               Deerfield, IL   20,071

CarrAmerica Closes on Development Joint Venture
-----------------------------------------------

  As announced previously by the Company, in August 2000, CarrAmerica closed on an approximately $422 million development joint venture with New York State Teachers' Retirement System, including one building which will be contributed at a value of approximately $40 million upon obtaining certain approvals to the assumption of an existing $24 million mortgage. The properties were contributed or sold to the venture at a value of approximately $70 million over net book value. The venture encompasses five premium-quality suburban office parks in four high-growth markets totaling more than 2.5 million square feet of stabilized properties, 461,000 square feet of office projects now under development and land that can support approximately 1.5 million square feet of office space. The value of the venture is expected to increase to over $675 million when the remaining land is fully developed.

  CarrAmerica recognized a gain of approximately $20.1 million (after taxes and an accounting deferral) on the properties being sold or contributed to the joint venture. The operating properties were contributed or sold to the venture at an overall going in cap rate based on cash NOI of approximately 9.34%.

  Cash proceeds to CarrAmerica and its affiliates from the joint venture were approximately $250 million. CarrAmerica has used the proceeds to repay outstanding indebtedness, including $150 million of its unsecured notes that matured on October 1, 2000, and for other general corporate purposes including stock repurchases. The joint venture expects to place 50 to 60% debt on the operating assets in the first quarter of 2001, which would yield additional cash proceeds to CarrAmerica of approximately $75 million. CarrAmerica and its affiliates have retained a 35% interest in the venture. CarrAmerica's affiliates will also earn development, property management and leasing fees from the contributed properties.

                                  -CONTINUED-

CarrAmerica Release of November 6, 2000
Page Three

Dispositions
------------

  In addition to the land and buildings sold and/or contributed to the joint venture with New York State Teachers' Retirement System, during the third quarter, the Company and its affiliates sold land that could support the development of 152,000 square feet for $13 million.

  The Company and its affiliates have 10 properties under contract to be sold at a purchase price of $216 million and four land parcels under contract to be sold at a purchase price of $14.8 million.

  The Company anticipates the proceeds from the sale of these assets to be used to repay amounts outstanding on the Company's line of credit, to fund future development project costs and for other general corporate purposes. There can be no assurance that any pending disposition will occur on such terms or at all.

CarrAmerica Stock Repurchase Plan Expanded
------------------------------------------

  CarrAmerica has purchased approximately $71.4 million of its common stock to date under the previously announced $100 million share repurchase program. The average price per share has been $28.14.

  CarrAmerica also announced that its Board of Directors has authorized an expansion of the existing share repurchase program of up to an additional $50 million of its outstanding common shares. These additional shares will be purchased under the same terms and conditions as its current program.

CarrAmerica Announces Third Quarter Dividend
--------------------------------------------

  The Board of Directors of CarrAmerica yesterday declared a third quarter dividend for its common stock and its Series A Cumulative Convertible Redeemable preferred stock of $.4625 per share. The dividends will be payable to common and Series A preferred shareholders of record as of the close of business on November 17, 2000. CarrAmerica's common stock will begin trading ex-dividend on November 15, 2000, and the dividends payable to common shareholders will be paid on December 1, 2000. Dividends payable to Series A preferred shareholders will be paid on December 1, 2000.

  The Company also declared a regular dividend for its Series B, Series C, and Series D preferred stock. The Series B Cumulative Redeemable preferred stock dividend was declared to be $.5356 per share, the Series C Cumulative Redeemable preferred stock dividend was declared to be $.5344 per share, and the Series D Cumulative Redeemable preferred stock dividend was declared to be $.5281 per share. The Series B, Series C and Series D preferred stock dividends are payable to shareholders of record as of the close of business on November 17, 2000. Such preferred stock will begin trading ex-dividend on November 15, 2000 and the dividends will be paid on November 30, 2000.

CarrAmerica Third Quarter Webcast and Conference Call
-----------------------------------------------------

  CarrAmerica will conduct a conference call to discuss the 2000 third quarter results and the Company's outlook for the remainder of the year and 2001 on Monday, November 6, 2000 at 11:00 a.m. ET. A live webcast of the call will be available through a link at CarrAmerica's web site, www.carramerica.com.
                                                    -------------------

                                  -CONTINUED-

CarrAmerica Release of November 6, 2000
Page Four


  The phone number for the conference call is 1-800-982-3661; for local Washington, D.C. area participants, 703-871-3020; and for international participants, 1-050-089-2521 (passcode 4680945 for all callers). The call is open to all interested persons. A taped replay of the conference call can be accessed from 3:00 PM ET on November 6 through midnight ET on November 13 by dialing 1-888-266-2081 and for local Washington, D.C. area and international participants, 703-925-2533 (passcode 4680945 for all callers).

  A copy of supplemental material on the Company's third quarter operations is available on the Company's web site, www.carramerica.com, and is being filed on
                                     -------------------
Form 8-K with the Securities and Exchange Commission. A copy is also available on request from:

Stephen Walsh
CarrAmerica Realty Corporation
1850 K Street, NW, Suite 500
Washington, D.C. 20006
(Telephone)  202-729-1764
(e-mail)  swalsh@carramerica.com
          ----------------------

  CarrAmerica owns, develops and operates office properties in 14 markets throughout the United States. The Company is committed to becoming America's leading office workplace company by meeting the rapidly changing needs of its customers with superior service, a large portfolio of quality office properties, extraordinary development capabilities and land positions. CarrAmerica is a leading office innovator with interests in and strategic relationships with HQ Global Workplaces, a global leader in executive office suites, Broadband Office, Inc., a leading global provider of network-based applications and communications, Internet and e-business solutions and DukeSolutions, a Duke Energy subsidiary providing comprehensive energy management programs.

  Currently, CarrAmerica and its affiliates own, directly or through joint ventures, interests in a portfolio of 284 operating office properties and have 17 office buildings under development in seven key growth markets. CarrAmerica's markets include Atlanta, Austin, Chicago, Dallas, Denver, Los Angeles/Orange County, Phoenix, Portland, Salt Lake City, San Diego, San Francisco Bay Area, Seattle, South Florida and metropolitan Washington, D.C. For additional information on CarrAmerica, including space availability, visit our web site at www.carramerica.com.

  Certain statements in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such factors include, among others, the following: national and local economic, business and real estate conditions that will, among other things, affect demand for office properties, availability and creditworthiness of tenants, the level of lease rents and the availability of financing for both tenants and the Company, adverse changes in the real estate markets including, among other things, competition with other companies, risks of real estate acquisition and development (including the failure of pending acquisitions to close and pending developments to be completed on time and within budget), actions, strategies and performance of affiliates or joint ventures that the Company may not control, governmental actions and initiatives, and environmental/safety requirements.


                                  -CONTINUED-

                CARRAMERICA REALTY CORPORATION AND SUBSIDIARIES
                          Consolidated Balance Sheets
--------------------------------------------------------------------------------
(In thousands)

                                                                        September 30,              December 31,
                                                                            2000                       1999
                                                                        -------------              ------------
                                                                         (unaudited)
Assets
------
Rental Property:
    Land                                                                     $  658,308                 $  674,390
    Buildings                                                                 1,901,740                  2,082,533
    Tenant Improvements                                                         308,626                    304,983
    Furniture, fixtures and equipment                                             5,990                      5,916
                                                                             ----------                 ----------
                                                                              2,874,664                  3,067,822
    Less - accumulated depreciation                                            (368,138)                  (323,455)
                                                                             ----------                 ----------
      Net rental property                                                     2,506,526                  2,744,367

Land held for future development                                                 61,979                    104,050
Construction-in-progress                                                         79,169                    116,013
Cash and cash equivalents - unrestricted                                         20,435                     51,886
Cash and cash equivalents - restricted                                           16,403                     12,475
Accounts and notes receivable                                                    41,417                     34,734
Investments                                                                     240,562                     67,143
Accrued straight-line rents                                                      53,459                     47,764
Tenant leasing costs, net                                                        51,765                     58,848
Deferred financing costs, net                                                    12,216                     15,621
Prepaid expenses and other assets, net                                           28,209                     18,503
Net assets of discontinued operations                                               ---                    207,668
                                                                             ----------                 ----------
                                                                             $3,112,140                 $3,479,072
                                                                             ==========                 ==========

Liabilities and Stockholders' Equity
------------------------------------
Liabilities:
  Mortgages and notes payable                                                $1,215,710                 $1,603,371
  Accounts payable and accrued expenses                                         103,346                     68,643
  Rent received in advance and security deposits                                 27,733                     27,757
                                                                             ----------                 ----------
                                                                              1,346,789                  1,699,771
                                                                             ----------                 ----------

Minority interest                                                                90,455                     92,586

Stockholders' equity:
  Preferred stock                                                                    93                         95
  Common stock                                                                      657                        668
  Additional paid in capital                                                  1,778,991                  1,816,990
  Cumulative dividends paid in excess of net income                            (104,845)                  (131,038)
                                                                             ----------                 ----------
                                                                              1,674,896                  1,686,715
                                                                             ----------                 ----------
                                                                             $3,112,140                 $3,479,072
                                                                             ==========                 ==========

                                  -CONTINUED-

                CARRAMERICA REALTY CORPORATION AND SUBSIDIARIES
                     Consolidated Statements of Operations
--------------------------------------------------------------------------------
(In thousands, except per share amounts)

                                                                          Three Months Ended             Nine Months Ended
                                                                            September 30,                   September 30,
                                                                         -----------------------      ----------------------
                                                                           2000           1999          2000          1999
                                                                         --------       --------      --------      --------
Revenues:                                                                     (unaudited)                    (unaudited)
 Rental income (1):
   Minimum base rent                                                     $112,302       $107,621      $341,485      $311,934
   Recoveries from tenants                                                 15,389         14,530        49,728        42,501
   Parking and other tenant charges                                         3,999          6,160        16,229        14,572
                                                                         --------       --------      --------      --------
          Total rental revenue                                            131,690        128,311       407,442       369,007
                                                                         --------       --------      --------      --------
   Real estate service income                                               7,667          4,202        17,920        13,049
                                                                         --------       --------      --------      --------
          Total operating revenues                                        139,357        132,513       425,362       382,056
                                                                         --------       --------      --------      --------
Operating expenses:
 Property expenses:
     Operating expenses                                                    29,750         30,862        93,962        90,974
     Real estate taxes                                                     10,028         10,887        34,546        33,750
 Interest expense                                                          24,772         23,431        76,777        64,592
 General and administrative                                                12,282         10,596        34,055        28,888
 Depreciation and amortization                                             31,847         33,655        99,166        88,267
                                                                         --------       --------      --------      --------
     Total operating expenses                                             108,679        109,431       338,506       306,471
                                                                         --------       --------      --------      --------
     Real estate operating income                                          30,678         23,082        86,856        75,585
                                                                         --------       --------      --------      --------
Other operating income:
 Interest income                                                              602          1,063         2,352         2,861
 Equity in earnings of unconsolidated partnerships                          2,195          1,160         4,911         3,791
 Gain on settlement of treasury locks                                         ---            ---           ---         4,489
                                                                         --------       --------      --------      --------
      Total other operating income                                          2,797          2,223         7,263        11,141
                                                                         --------       --------      --------      --------
      Income from continuing operations before gain on sale
         of assets, income taxes, and minority interest                    33,475         25,305        94,119        86,726
 Income taxes                                                                   0              0             0             0
 Minority interest                                                        (3,747)         (4,354)       (9,155)      (14,604)
                                                                         --------       --------      --------      --------
     Income from continuing operations before gain on sale
      of assets                                                            29,728         20,951        84,964        72,122
     Discontinued operations - (Loss) income from operations of discontinued Executive Suites subsidiary (less applicable
      income tax expense)                                                     ---         (2,848)          456        (5,969)

     Discontinued operations - Gain on sale of discontinued
      operations (less applicable income tax expense of
      $21,131)                                                                ---            ---        31,852           ---
                                                                         --------       --------      --------      --------
Net income before gain on sale of assets:                                  29,728         18,103       117,272        66,153
Gain on sale of assets, net of income taxes                                20,182         21,284        27,923        49,815
                                                                         --------       --------      --------      --------
Net income                                                               $ 49,910       $ 39,387      $145,195      $115,968
                                                                         ========       ========      ========      ========

      Basic net income per common share:
         Net income from continuing operations                           $  0 .62       $   0.50      $   1.29      $   1.40
         Discontinued operations                                              ---          (0.04)         0.01         (0.09)
         Gain on sale of discontinued operations                              ---                         0.48           ---
                                                                         --------       --------      --------      --------
         Net income                                                      $   0.62       $   0.46      $   1.78      $   1.31
                                                                         ========       ========      ========      ========
      Diluted net income per share:
         Net income from continuing operations                           $   0.60       $   0.49      $   1.28      $   1.40
         Discontinued operations                                              ---          (0.04)         0.01         (0.09)
         Gain on sale of discontinued operations                              ---            ---          0.47           ---
                                                                         --------       --------      --------      --------
         Net income                                                      $   0.60       $   0.45      $   1.76      $   1.31
                                                                         =========      =========     =========     =========


NOTE: (1) Rental income includes $3,168 and $3,708 of accrued straight-line rents for the three month periods ended September 30, 2000 and 1999, respectively, and $9,634 and $9,362 of accrued straight-line rents for the nine month periods ended September 30, 2000 and 1999, respectively.


                                  -CONTINUED-

                CARRAMERICA REALTY CORPORATION AND SUBSIDIARIES
                             Funds From Operations
--------------------------------------------------------------------------------
     The National Association of Real Estate Investment Trusts (NAREIT) defines funds from operations ("FFO") as net income (loss) (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring or sales of property, plus depreciation and amortization of assets uniquely significant to the real estate industry and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. NAREIT's definition for FFO excludes discontinued operations, however, the Company has elected to calculate FFO from discontinued operations, the Company's executive suites business. FFO for discontinued operations includes executive suites earnings before depreciation, amortization and deferred taxes ("EBDADT"). The Company has restated the prior year to conform with the current year presentation which excludes the add back of development losses associated with the Company's executive suites business. The Company continues to exclude the gain on settlement of treasury locks for the restated 1999 FFO.

(In thousands, except per share amounts)                                           Three Months Ended         Nine Months Ended
                                                                                      September 30,             September 30,
                                                                                   ------------------         -----------------
                                                                                   2000         1999          2000          1999
                                                                                   ----         ----          ----          ----
                                                                                      (unaudited)                (unaudited)
Net income from continuing operations before minority interest:                   $  53,657    $  46,589    $ 122,042    $ 136,541

Adjustments to derive funds from continuing operations:                              31,739       33,140       97,561       86,916
 Add: Depreciation and amortization
 Deduct:
   Minority interests' (non Unitholders) share
     of depreciation, amortization and net income                                      (248)        (195)        (722)        (479)
   (Gain) loss on settlement of treasury locks                                            0            0            0       (4,489)
   Gain on sale of assets, net of income taxes                                      (20,182)     (21,284)     (27,923)     (49,815)
                                                                                  ---------    ---------    ---------    ---------
FFO from continuing operations before allocations to the minority Unitholders        64,966       58,250      190,958      168,674

Less:  FFO allocable to the minority Unitholders                                     (4,000)      (4,025)     (12,230)     (12,563)
                                                                                  ---------    ---------    ---------    ---------
CarrAmerica Realty Corporation's FFO from continuing operations                      60,966       54,225      178,728      156,111
Less:  Preferred stock dividends                                                     (8,842)      (8,932)     (26,364)     (26,516)
                                                                                  ---------    ---------    ---------    ---------
CarrAmerica Realty Corporation's FFO from continuing operations attributable to
 common shares                                                                    $  52,124    $  45,293    $ 152,364    $ 129,595
                                                                                  ---------    ---------    ---------    ---------

Discontinued operations                                                                   0          210       13,368        6,093
Gain on sale of discontinued operations                                                   0            -       31,852            -
                                                                                  ---------    ---------    ---------    ---------

CarrAmerica Realty Corporation's FFO attributable to common shares                $  52,124    $  45,503    $ 197,854    $ 135,688
                                                                                  =========    =========    =========    =========
Weighted average common shares outstanding:
 Basic                                                                               65,987       66,795       66,603       68,208
 Diluted                                                                             74,767       74,078       74,544       75,511
                                                                                  =========    =========    =========    =========
Basic funds from operations per common share:
 Funds from continuing operations                                                 $    0.79    $    0.68    $    2.29    $    1.90
 Funds from discontinued operations                                                       -            -         0.20         0.09
 Funds from sale of discontinued operations                                               -            -         0.48            -
                                                                                  ---------    ---------    ---------    ---------
     Total funds from operations                                                  $    0.79    $    0.68    $    2.97    $    1.99
                                                                                  =========    =========    =========    =========
Diluted funds from operations per share:
 Funds from continuing operations                                                 $    0.75    $    0.67    $    2.22    $    1.90
 Funds from discontinued operations                                                       -            -         0.18         0.08
 Funds from sale of discontinued operations                                               -            -         0.43            -
                                                                                  ---------    ---------    ---------    ---------
     Total funds from operations                                                  $    0.75    $    0.67    $    2.83    $    1.98
                                                                                  =========    =========    =========    =========
CarrAmerica Realty Corporation
FFO from continuing operations attributable to common shares                      $  52,124    $  45,293    $ 152,364    $ 129,595
Series A Preferred share dividends                                                      224          315          698          944
Minority interest from convertible partnership units                                  4,000        4,025       12,231       12,563
                                                                                  ---------    ---------    ---------    ---------

Adjusted FFO from continuing operations attributable to common shares             $  56,348    $  49,633    $ 165,293    $ 143,102
                                                                                  =========    =========    =========    =========

Weighted average common shares outstanding - Basic                                   65,987       66,795       66,603       68,208
Weighted average conversion of Series A Preferred shares                                480          680          500          680
Weighted average conversion of operating partnership units                            6,480        6,498        6,480        6,503
Incremental options                                                                   1,820          105          961          117
                                                                                  ---------    ---------    ---------    ---------
Adjusted weighted average common shares - Diluted                                    74,767       74,078       74,544       75,508
                                                                                  =========    =========    =========    =========

                                     -###-